Exhibit 99.4

                                                         THE 1855 BANCORP, INC..
                                                                STOCK ORDER FORM
                                 Please read and complete this Stock Order Form.
                     Instructions are included on the reverse side of this form.
================================================================================
DEADLINE FOR DELIVERY
10:00 a.m., Boston Time, on______, 1998
Please mail the completed Stock Order Form in the enclosed business reply envelope to the address listed below or hand-deliver to any Compass Bank for Savings office. Copies and facsimiles of Stock Order Forms will not be accepted.

(1)  NUMBER OF SHARES
________________________________________________________________________________
  (1) Number of Shares     Price per Share   Total Amount Due
                             x $10.00 =
      ___________________                    ____________________
                                             $
      ___________________                    ____________________

      (25 Share Minimum)
________________________________________________________________________________

FOR OFFICE USE ONLY

____________   __________     ___________    ____________
Date Rec'd      Batch #        Order #          Deposit

________________________________________________________________________________

(2)  METHOD OF PAYMENT
________________________________________________________________________________

[ ] Enclosed is a check or money order payable to The 1855 Bancorp, Inc. for
    $_______________.
[ ] I authorize Compass Bank to make the withdrawal(s) from the Compass Bank savings or certificate account(s)* listed below, and understand that the amounts I authorize below will not otherwise be available to me once this Stock Order Form is submitted: (There is no early withdrawal penalty for the purchase of stock.)

    Account Number(s)          Amount(s)

    ______________________  $______________

    ______________________  $______________

    ______________________  $______________

    ______________________  $______________

    Total Withdrawal:       $______________


*Note:  You may not make direct withdrawal authorizations from checking or money market accounts
________________________________________________________________________________

(3)  PURCHASER INFORMATION
________________________________________________________________________________

[ ] Check here if you are a Compass Bank for Savings director, officer, or trustee or employee, or a member of their immediate household.

Check the box which applies.
     (a) [ ] Eligible Account Holder - Check here if you were a depositor with at least $50 at Compass Bank for Savings on 12/31/96. List below any account(s) you had at that date.

     (b) [ ] Supplemental Eligible Account Holder - Check here if you were not a depositor on 12/31/96, but you were a depositor with at least $50 at Compass Bank for Savings on 6/30/97. List below any account(s) you had at that date.

     (c) [ ] Check here if you were not a Compass Bank for Savings depositor with at least $50 on deposit on either 12/31/96 or 6/30/97.

                   Account Title                              Account Number(s)
                   -------------                              -----------------
             (Name(s) on Account(s) on the
               applicable Eligible Date)

     ______________________________________                   __________________


     ______________________________________                   __________________


     ______________________________________                   __________________


     If additional space is needed, please submit a separate page.
________________________________________________________________________________


(4) STOCK REGISTRATION (Please Print Clearly--The registration information you list below will be used for subsequent mailings, and for the registration of stock certificates. Please make sure the information is complete and legible. If registering shares in more than one name, please list address and phone number of the first person on the registration).

________________________________________________________________________________
(First Name, Middle Initial, Last Name) Social Security No./Tax ID# (certificate will show only this number)

________________________________________________________________________________
(First Name, Middle Initial, Last Name) Social Security No./Tax ID#


________________________________________________________________________________
(Street Address)                        (Daytime Phone Number)

________________________________________________________________________________
(City, State, Zip Code)                 (Evening Phone Number)

________________________________________________________________________________

(5) FORM OF STOCK OWNERSHIP (check one - see reverse side of this Form for ownership definitions)

[ ] Individual                                  [ ] Joint Tenants

[ ] Tenants in Common                           [ ] Uniform Transfer to Minors

[ ] IRA (for broker use only)                   [ ] Corporation

[ ] Fiduciary (Under Agreement Dated   , 199_)  [ ] Other___________________
________________________________________________________________________________

(6) NASD AFFILIATION (Check and initial only if applicable.)
________________________________________________________________________________

[ ] Check here and initial below if you are a member of the NASD ("National Association of Securities Dealers") or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance; and (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment for the stock. _______ (Please initial)

________________________________________________________________________________

(7) ACKNOWLEDGMENT, CONSENT TO ACQUISITION OF SANDWICH AND SIGNATURE (VERY IMPORTANT)
________________________________________________________________________________

I (we) acknowledge receipt of the Prospectus dated ________, 1998, and I(we) have read the terms and conditions described therein (including the section entitled "Risk Factors"). I(we) understand that, after receipt by The 1855 Bancorp, Inc., this order may not be modified or withdrawn without the consent of The 1855 Bancorp, Inc. I(we) hereby certify that the shares which are being subscribed for are for my(our) account only, and that I(we) have no present agreement or understanding regarding any subsequent sale or transfer of such shares and I(we) confirm that my(our) order does not conflict with the purchase limitation and ownership limitation provisions in the Plan of Conversion. I(we) acknowledge that the common stock being ordered is not a deposit or savings account, is not insured by the FDIC, the Depositors Insurance Fund and is not guaranteed by Compass Bank for Savings, The 1855 Bancorp, Inc. or any government agency. Under penalties of perjury, I(we) certify that (1) the Social Security #(s) or Tax ID#(s) given above is(are) correct; and (2) I(we) am(are) not subject to backup withholding tax. (You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.)

I(we) acknowledge (1) that the conversion of The 1855 Bancorp, Inc. from mutual holding company to stock holding company form will not be consummated, and that no common stock of The 1855 Bancorp, Inc. will be issued, unless at the time such conversion is scheduled to be consummated all pre-conditions to the closing of the merger (the "Merger") of Sandwich Bancorp, Inc. with The 1855 Bancorp, Inc. (other than the issuance of The 1855 Bancorp, Inc. common stock to the Sandwich Bancorp, Inc. stockholders) have been satisfied or waived and (2) that I(we) understand and agree that by submitting this Stock Order Form I am (we are) approving the Merger and voting by written consent, in accordance with M.G.L. ch. 156B, ss.43, all of the common stock purchased hereby in favor of the Merger.

Please sign and date this form. Only one signature is required, unless authorizing a withdrawal from a Compass Bank for Savings deposit account requiring more than one signature to withdraw funds. If signing as a custodian, corporate officer, etc., please include your full title.


________________________________________________________________________________
Signature        Title(if applicable)             Date

________________________________________________________________________________
Signature        Title (if applicable)            Date

THIS ORDER NOT VALID UNLESS SIGNED-- WE RECOMMEND RETAINING A COPY OF THIS FORM FOR YOUR RECORDS
________________________________________________________________________________
             QUESTIONS? Please call (508) ___-____ or (800 ___-____
                     from 9:00 am to 4:00 pm, Monday-Friday
        Stock Information Center: Compass Bank for Savings headquarters -
                   791 Purchase Street, New Bedford, MA 02741
________________________________________________________________________________

THE SHARES OF COMMON STOCK ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL
INVESTED.                                                                 (OVER)

                          STOCK ORDER FORM INSTRUCTIONS
                          -----------------------------

(1) NUMBER OF SHARES -- Indicate the number of shares of The 1855 Bancorp, Inc. common stock that you wish to purchase and indicate the amount due. The minimum purchase is 25 shares or $250. No individual person may purchase more than $750,000 in aggregate in the Offering (which consists of the Subscription, Community and, if necessary, Syndicated Community Offering). No person may purchase in the Community Offering more than $750,000. There is also a group purchase limitation whereby no person, together with his/her associates or group of persons acting in concert, may purchase in aggregate no more than $1.5 million in the Offering (which consists of the Subscription Offering, Community Offering and, if necessary, Syndicated Community Offering). The categories of the Offering are described in the Prospectus. The 1855 Bancorp, Inc. reserves the right to accept or reject orders placed in the Community Offering.

(2) METHOD OF PAYMENT -- Payment for shares may be made by check or money order payable to The 1855 Bancorp, Inc. Funds received in this form of payment will be cashed immediately and deposited into a separate account established for the purposes of this Offering. You will earn interest at Compass Bank's passbook rate (currently ___%) from the time funds are received until the Offering is consummated.

You may pay for your shares by withdrawal from your Compass Bank for Savings passbook savings or certificate of deposit account(s). Indicate the account number(s) and the amount(s) to be withdrawn. You may not authorize direct withdrawals from checking or money market accounts. These funds will be unavailable to you from the time this Stock Order Form is received until the Offering is consummated, however the funds will continue to earn interest at the account's contractual rate until the Offering is consummated. Please contact the Stock Information Center early in the Offering period, if you are intending to utilize your Compass Bank for Savings IRA or Keogh funds (or any other IRA funds) to make your stock purchase.

(3) PURCHASER INFORMATION -- Check the applicable box. This information is very important because eligibility dates are utilized to prioritize your order in the event that we receive more stock orders for more than the available stock. List the name(s) on the deposit account(s) and account number(s) that you held at the applicable date. Please see the portion of the Prospectus entitled "The Offerings" for a detailed explanation of how shares will be allocated in the event the Offering is oversubscribed. Failure to complete this section, completing this section incorrectly or omitting information in this section could result in loss of all or part of your stock allocation.

(4) STOCK REGISTRATION -- Please CLEARLY PRINT the name(s) and address in which you want the stock certificate registered and mailed. If you are exercising subscription rights by purchasing in the Subscription Offering as a Compass Bank for Savings (i) eligible depositor as of 12/31/96 or (ii) eligible depositor as of 6/30/97, you must register the stock in the name of at least one of the account holders listed on your account as of the applicable date. However, adding the name(s) of other persons who are not account holders, or were account holders at a later eligibility date than yourself, will be a violation of your subscription right and will result in a loss of your purchase priority. NOTE:
ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED.

Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes. Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

(5) FORM OF STOCK OWNERSHIP -- Please check the one type of ownership applicable to your registration. An explanation of each follows:


                        GUIDELINES FOR REGISTERING STOCK
                        --------------------------------

      For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your The 1855 Bancorp, Inc. stock certificate(s). If you have any questions, please consult your legal advisor.

      Stock ownership must be registered in one of the following manners:

________________________________________________________________________________
INDIVIDUAL:        Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as
                   "special account," "single man," "personal property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and
                   distributed as indicated by the individual's will or
                   otherwise in accordance with law.
________________________________________________________________________________

JOINT: Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and;" do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc. JOINT TENANTS--Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).
                   TENANTS IN COMMON--Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of
                   the stock will be held by the surviving co-tenant(s) and
                   by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.
________________________________________________________________________________

UNIFORM            Stock may be held in the name of a custodian for a minor
TRANSFER TO        under the Uniform Transfers to Minors laws of the
MINORS:            individual states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST," while the description
                   "Uniform Transfers to Minors Act" is abbreviated "UNIF TRAN
                   MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Uniform
                   Transfers to Minors Act will be abbreviated:

                               JOHN P. JONES CUST SUSAN A. JONES
                               UNIF TRAN MIN ACT MA

________________________________________________________________________________

FIDUCIARIES:     Stock held in a fiduciary capacity must contain the following:
                 1. The name(s) of the fiduciary(ies):
                              - If an individual, list the first given
                                name, middle initial and last name.

                              - If a corporation, list the corporate title.

                              - If an individual and a corporation, list
                                the corporation's title before the individual.

                 2. The fiduciary capacity:  Administrator, Conservator,
                    Committee, Executor, Trustee, Personal Representative, Custodian.

                 3. The type of document governing the fiduciary relationship.
                    Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                 4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

                 5. Either of the following:

                             The name of the maker, donor or testator OR
                             The name of the beneficiary
                             Example of Fiduciary Ownership:

                                JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                UNDER AGREEMENT DATED 6/9/74

(6) NASD AFFILIATION -- Check the box and initial, if applicable.

(7) ACKNOWLEDGMENT AND SIGNATURE -- Stock Order Forms submitted without a signature will not be accepted. Only one signature is required, unless the method of payment section of this form includes authorization to withdraw from a Compass Bank for Savings account requiring more than one signature for withdrawal. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney, you must submit a copy of the POA agreement with this form.